SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 9, 2002
                                                         ----------------


                         AMERICAN PATRIOT FUNDING, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         NEVADA                       0-32251                  74-2976026
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(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)



   3700 34th Street, Suite 130, Orlando, Florida              32805
   ---------------------------------------------           -------------
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (407) 418-5577
                                                          --------------



                         REFERRAL HOLDINGS CORPORATION
                111 Congress Avenue, Suite 461, Austin, TX 78701
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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

Item 5.  Other Events.
----------------------

The Shareholders of the Company have approved an amendment to its articles of incorporation to change its name from Referral Holdings Corporation to American Patriot Funding, Inc.. The name change became effective on January 9, 2002. Messrs Glenn A. LaPointe, Jay Adams, and Richard Hewitt, III, have been named to serve as the board of directors.

The aggregate amount of stock that the company will be authorized to issue will be Three Hundred Twenty Million (320,000,000) shares, consisting of Three Hundred Million (300,000,000) shares designated "Common Stock" and Twenty Million (20,000,000) shares designated "Preferred Stock". The shares of Common Stock and the shares of Preferred Stock shall each have a par value of $.001 per share.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     REFERRAL HOLDINGS CORP.


Dated: February 26, 2002             By: /s/ Roel Covarrubias
                                     ------------------------------
                                     Roel Covarrubias
                                     President and Chief Executive Officer





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